                             AMES DEPARTMENT STORES, INC.            Exhibit 20
                                JUNE RESULTS VS. PLAN               Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                 June, 1995              Year-to-Date 1995
                                                Last                       Last
                              ActualPlan (a)  Yr (b)   Actual Plan (a)   Yr (b)
INCOME SUMMARY:
Net Sales                    $202.9  $201.8   $199.6   $796.9   $802.1   $783.6

FIFO  Margin     $             53.7    55.0     54.2    211.3    218.9    213.9
      Margin     %             26.5%   27.3%    27.2%    26.5%    27.3%    27.3%

Total Expenses                (52.0)  (52.5)   (54.4)  (225.4)  (231.3)  (235.3)

Other Income/Property Gains     7.3     3.3      3.3     17.7     12.4     17.2
                             ---------------------------------------------------
EBITDA                          9.0     5.8      3.1      3.6        -     (4.2)

Depreciation and Amort (net)   (0.3)   (0.2)     0.1     (0.9)    (0.8)     0.9
Net Interest Expense           (2.3)   (2.7)    (2.5)    (9.6)   (11.0)   (10.8)
Other Expenses, Incl LIFO         -       -      0.2     (0.1)       -     (3.5)
Non-Recur Gain - Wertheim Set     -       -     12.0        -        -     12.0
Extra. Item, Net of Tax           -       -        -        -        -     (1.5)
Non-Cash Inc. Tax (Prov.) Ben  (1.9)   (0.9)    (4.2)     2.1      3.6      1.8

                             ---------------------------------------------------
Net Income (Loss)              $4.5    $2.0     $8.7    ($4.9)   ($8.2)   ($5.3)
                             ===================================================


                                                      Balance at end of Period
                                                                         Last
                                                      Actual  Plan (a)   Yr (b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $23.2    $29.8    $33.9
Merchandise Inventories, LIFO                           495.8    472.3    474.6
Other Current Assets                                     34.3     38.2     38.2
                                                     ---------------------------
      Total Current Assets                              553.3    540.3    546.7
Net Fixed Assets                                         47.2     50.1     25.9
Long-Term Assets                                          5.1      5.3      7.6
                                                     ---------------------------
      Total Assets                                     $605.6   $595.7   $580.2
                                                     ===========================

Trade Accounts Payable                                 $118.2    $77.5    $72.4
Short-Term Debt (Revolver)                              112.0    140.0    114.2
Other Current Liabilities                               159.4    157.5    168.6
                                                     ---------------------------
      Total Current Liabilities                         389.6    375.0    355.2

Long-Term Debt                                           25.6     36.1     42.2
Other Long-Term Liabilities                              42.2     41.0     51.4

Unfavorable Lease Liability                              22.1     22.1     24.1
Fresh-start Excess Net Assets (Negative Goodwill)        46.0     46.0     52.2

Paid-In-Capital                                          81.0     80.3     73.5
Retained Earnings (Deficit)                              (0.9)    (4.8)   (18.4)
                                                     ---------------------------
      Total Stockholders' Equity                         80.1     75.5     55.1
                                                     ---------------------------
      Total Liabilities & Equity                       $605.6   $595.7   $580.2
                                                     ===========================

  (a) As reported on Form 8-K dated February 16, 1995.
  (b) Certain reclassifications have been made to the fiscal 1994 account balances to conform to the current year presentation.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization and other non-cash charges.

                                    Page 6 of 7